Exhibit 10.1

SUBLEASE

THIS SUBLEASE ("Sublease") is dated for reference purposes only as of August 1, 2015, and is made by and between FINJAN HOLDINGS, INC., a Delaware corporation ("Sublandlord”), and SPECTRUM 28 CAPITAL LLC, a Delaware limited liability company ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

1. Recitals:

This Sublease is made with reference to the fact that:

1.1 Bohannon Development Company, a California corporation (“Master Landlord”), as landlord, and Investor Growth Capital, Inc., a Delaware corporation (“Landlord”), as tenant, entered into that certain Lease Agreement dated August 17, 2005 (the “Original Lease”), as amended by that certain Amendment to Lease dated April 19, 2010 (the “First Amendment”), and that certain Amendment to Lease dated April 10, 2012 (the “Second Amendment”) (the Original Lease, First Amendment and Second Amendment are hereinafter sometimes collectively referred to as the “Master Lease”), whereby Master Landlord leased to Landlord approximately 2,613 rentable square feet of premises (the “Subleased Premises”), located at 333 Middlefield Avenue, Suite 110, Menlo Park, California 94025, County of San Mateo, as shown and described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

1.2 Landlord, as sublessor, and Sublandlord, as sublessee, entered into that certain Sublease dated March 10, 2014 (the "Lease"), whereby Landlord subleased to Sublandlord the entire Subleased Premises. A copy of the Lease is attached hereto as Exhibit B and made a part hereof.

1.3 Pursuant to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Subleased Premises.

2. Provisions Constituting Sublease:

2.1 This Sublease is subject to all of the terms and conditions of the Master Lease and Lease. Subtenant hereby assumes and agrees to perform all of the obligations of Sublandlord under the Lease and Master Lease and Subtenant’s use of the common areas, except as specifically set forth herein. Sublandlord does not assume or agree to perform the obligations of Landlord under the Lease or Master Landlord under the Master Lease. With respect to the performance by Landlord of its obligations under the Lease and Master Landlord of its obligations under the Master Lease, Sublandlord's sole obligation with respect thereto will be to request Landlord to request the same from Master Landlord, on request in writing by Subtenant, and to use reasonable efforts to cause Landlord to request the same from Master Landlord; provided, however, such efforts shall be at the cost of Subtenant and Sublandlord will have no obligation to institute legal action against Landlord or Master Landlord. Subtenant shall not commit or permit to be committed on

{2779-0002/;2}

the Subleased Premises or on any other portion of the property and/or building of which the Subleased Premises are a part any act or omission which violates any term or condition of the Lease or Master Lease. In addition to, and not in limitation of, Subtenant’s indemnification obligations pursuant to the Lease and Master Lease (as such obligations are incorporated into this Sublease), Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorneys' fees incurred in connection therewith, arising out of (i) Subtenant's default under this Sublease, (ii) the use or occupancy of the Subleased Premises by Subtenant and any of its employees, agents, contractors or invitees; and (iii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublandlord (a) from exercising its right to terminate the Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease.

2.2 Except as otherwise provided in this Sublease, all of the terms and conditions contained in the Master Lease are incorporated herein as if set forth in length; provided, however, that (i) ) each reference in such incorporated sections to "Lease" and to "Premises" shall be deemed a reference to this "Sublease" and the "Subleased Premises" defined herein, respectively; (ii) each reference to Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively, except as expressly set forth herein; (iii) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord (Subtenant acknowledges that Sublandlord shall be under no obligation to perform or otherwise satisfy any such obligations) shall be to request Landlord to request the same in writing from Master Landlord, as and when requested to do so by Subtenant, and to request Landlord to use Landlord’s reasonable efforts (provided Subtenant pays all costs incurred by Sublandlord and Landlord in connection therewith) to obtain Master Landlord's performance; (iv) Sublandlord shall have no liability to Subtenant with respect to (a) representations and warranties made by Master Landlord under the Master Lease, (b) any indemnification obligations of Master Landlord under the Master Lease, or other obligations or liabilities of Master Landlord under the Master Lease with respect to compliance with laws, condition of the Subleased Premises, the building project of which they are a part, or Hazardous Materials, and (c) obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Subleased Premises or the building project of which they are a part, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublandlord liable therefor; (v) with respect to any approval or consent required to be obtained from the Master Landlord under the Master Lease, such approval or consent must be obtained from each of Sublandlord, Master Landlord and Landlord, and the approval of Sublandlord may be withheld if Master Landlord's or Landlord’s approval or consent is not obtained; (vi) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to each of Sublandlord, Landlord and Master Landlord; (vii) Subtenant shall pay all

{2779-0002/;2}

consent and review fees set forth in the Lease and Master Lease to each of Sublandlord, Landlord and Master Landlord (provided that Sublandlord shall be obligated to pay any such fees to Landlord and Master Landlord arising out of the execution of this Sublease); (viii) Subtenant shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublandlord has such right and exercises such right under the Lease, and as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Lease shall be deemed to be the property of Sublandlord; and (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to each of Sublandlord, Landlord and Master Landlord; and (x) the following provisions of the Master Lease are expressly not incorporated herein by reference: Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.8, 2.1, 2.3, 2.4, and 2.7, Article 3, Sections 15.1, 19.3.B. 39.10, and 40.1 and Exhibit C of the Original Lease; Sections 2 and 3 of the First Amendment; and Section 2 of the Second Amendment.

2.3     Subtenant shall keep in force at all times throughout the Sublease Term, at Subtenant’s expense, for the benefit of Sublandlord, Landlord and Master Landlord, the same insurance as the Tenant under the Master Lease is required to carry, with Sublandlord, Landlord, Master Landlord and any other parties designated by Sublandlord, Landlord or Master Landlord as additional insureds. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Landlord, Landlord, Sublandlord and Subtenant (and each of Master Landlord’s and Landlord’s consent to this Sublease shall be deemed to constitute its approval of this modification).

3. Subleased Premises:

On the Commencement Date (as defined in Section 7.1 below), Sublandlord shall deliver the Subleased Premises to Subtenant free and clear of all tenants, subtenants and other occupants, and otherwise in vacant and broom clean condition (with professional grade deep steam cleaning of all carpets in the Subleased Premises), other than the FF&E (as defined in Section 6.2 below), which the parties agree shall be conveyed to Subtenant and remain in the Subleased Premises from and after the Commencement Date, and the Subleased Premises shall otherwise be in good working order and repair including all electrical, plumbing, fire sprinkler, security, lighting, water, gas, and HVAC systems, roof, doors, and all improvements existing in the Subleased Premises as of the Commencement Date. By taking possession of the Subleased Premises, Subtenant shall be deemed to have confirmed that the Subleased Premises were delivered by Sublandlord in the foregoing condition. Subject to the foregoing, Subtenant shall accept the Subleased Premises in their “As Is” condition and Sublandlord shall have no obligation to alter or improve the Subleased Premises or provide any improvement allowance to Subtenant.

4. Rent:

4.1 Base Rent:
Upon execution of this Sublease, Subtenant shall pay to Sublandlord as Base Rent for the Subleased Premises the sum of Fifteen Thousand Five Hundred Forty-Seven and 35/100 Dollars ($15,547.35),

{2779-0002/;2}

representing the first full month’s Base Rent for the Subleased Premises. Thereafter, monthly Base Rent shall be paid in accordance with the following schedule:

Months	Base Rent per Month (NNN)
01 - 12	$15,547.35
13 - 24	$16,013.77
25 - Expiration Date	$16,494.18

4.2 Additional Rent:
This is a “NNN” Sublease. Commencing on the Commencement Date, Subtenant shall pay to Sublandlord as Additional Rent ("Additional Rent") one hundred percent (100%) of all Operating Expenses and other Additional Rent payable by Sublandlord under the Lease for the Subleased Premises and any other charges assessed against the Subleased Premises under the Master Lease, Lease or this Sublease. As part of Additional Rent, Subtenant shall be required to reimburse Sublandlord fifty percent (50%) of the monthly out-of-pocket cost incurred (which 50% share is currently estimated to be $250.00 per month) for the fiber connection to the Subleased Premises. The Base Rent and Additional Rent may sometimes be referred to herein collectively as the "Rent."

4.3 Payment:
Commencing on the Commencement Date and continuing throughout the Sublease Term, Rent shall be paid directly by Subtenant to Sublandlord, without deductions, offset, prior notice or demand, in advance, on or before the third (3rd) day prior to the first (1st) day of each calendar month during the Sublease Term, at the following address: Finjan Holdings, Inc., 2000 University Ave., Suite 600, East Palo Alto, CA 94303, Attn: Chief Financial Officer, or such other address as may be designated in writing by Sublandlord to Subtenant. If the Commencement Date or the Expiration Date of this Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated according to the number of days in such month. Any such prorated Rent for the first calendar month shall be payable on the Commencement Date and any such prorated Rent for the last calendar month shall be payable on the first day of the calendar month in which the Expiration Date occurs.

{2779-0002/;2}

5. Security Deposit:

Subtenant shall deposit with Sublandlord upon Subtenant's execution hereof, in cash, the sum of Forty-Nine Thousand Four Hundred Eighty-Two and 54/100 Dollars ($49,482.54) (the "Security Deposit") as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay any Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default, or for the payment of any other sum which Sublandlord incurs by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord uses or applies all or any portion of the Security Deposit, Subtenant must within ten (10) days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its full amount and Subtenant's failure to do so will be a material breach of this Sublease. Sublandlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general accounts, nor pay interest on the Security Deposit to Subtenant. If Subtenant performs all of Subtenant's obligations hereunder, the Security Deposit, or so much thereof as has not been used or applied by Sublandlord, will be returned to Subtenant (or at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) at the expiration or earlier termination of the Sublease Term, and within thirty (30) days after Subtenant has vacated the Subleased Premises. Subtenant hereby waives (i) California Civil Code Section 1950.7 (or any successor law) and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws"), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Sublandlord (a) to offset Rent which is owed and unpaid by Subtenant either before or after termination of this Sublease, and (b) against other damages suffered by Sublandlord due to the acts or omissions of Subtenant or Subtenant's agents, employees, contractors, invitees or licensees before or after termination of this Sublease. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit. Sublessor has a security interest in the Security Deposit pursuant to the Uniform Commercial Code of the state in which the Subleased Premises is located. Any deposit paid by Sublandlord under the Lease which may be returned by the Landlord will be the property of Sublandlord.

6. Rights of Access and Use:

6.1 Use:
Subtenant shall use the Subleased Premises only for those purposes permitted in the Master Lease and for no other purpose. With respect to Hazardous Materials, Subtenant shall not engage in or permit any activities in or about the Subleased Premises which involve the use or presence of Hazardous Materials; provided, however, that Subtenant may use ordinary office and cleaning supplies in amounts reasonably necessary for Subtenant’s permitted use of the Subleased Premises, provided that the use and disposal of such supplies is handled in accordance with all applicable laws and the Master Lease. Subtenant shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein,

{2779-0002/;2}

(iii) increase the existing rates for or cause cancellation of any fire, casualty, liability or other insurance policy insuring the Subleased Premises, (iv) obstruct or interfere with the rights of other users of the building project of which they Subleased Premises is a part, (v) constitute the commission of waste or the maintenance of a nuisance on the Premises or Project, or (vi) involve the use, sale, or consumption of alcoholic beverages on the Subleased Premises. Subtenant shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. Subtenant shall comply with all rules and regulations promulgated from time to time by Master Landlord, and with any reasonable rules and regulations promulgated form time to time by Landlord and Sublandlord, with respect to Subtenant’s use of the Premises. As used in this Sublease, the term "Hazardous Materials" shall mean any materials or substances that are now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that are now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

6.2 Furniture, Fixtures & Equipment (FF&E):
As soon as reasonably practicable after the mutual execution and delivery of this Sublease by Sublandlord and Subtenant, authorized representatives of Sublandlord and Subtenant shall conduct a walk-through of the Sublease Premises to determine which items of the existing furniture in the Subleased Premises will remain in the Subleased Premises (the remaining items are hereinafter referred to as the “FF&E”). Sublandlord shall remove from the Subleased Premises any of the existing furniture in the Subleased Premises that is not included within the agreed upon FF&E. On the Commencement Date, Subtenant shall purchase the FF&E for the price of One Dollar ($1.00), and the parties agree to execute a bill of sale in a form mutually acceptable to Sublandlord and Subtenant to evidence conveyance of such FF&E.

7. Sublease Term:

7.1 Sublease Term:
The term of this Sublease (the “Sublease Term”) shall be commence on the later of (i) the date on which Sublandlord has received each of Landlord’s and Master Landlord’s written consent to this Sublease, and (ii) the date on which Sublandlord delivers possession of the Subleased Premises to Subtenant (the later of such dates, the “Commencement Date”), and continuing through November 30, 2017 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Lease is sooner terminated pursuant to its terms. In no event shall the Sublease Term extend beyond the term of the Lease.

7.2 Inability to Deliver Possession:
If Subtenant, with Sublandlord’s, Landlord’s and Master Landlord’s consent, takes possession prior to the Commencement Date, Subtenant shall do so subject to all the covenants and conditions of this Sublease and shall pay Rent for the period ending with the Commencement Date at the same rental as that prescribed for the first month of the Sublease Term, prorated accordingly. The parties anticipate that the Commencement Date will occur on September 1, 2015; provided, however that in the event Sublandlord is unable to deliver possession of the Subleased Premises to Subtenant by September 1, 2015, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease, or the obligations of Subtenant hereunder, or extend the Sublease Term, but in such case, Subtenant shall not be obligated to pay Rent or perform any other obligation of Subtenant hereunder (that

{2779-0002/;2}

requires performance on and after the Commencement Date) until Sublandlord delivers possession of the Premises to Subtenant. In the event the Commencement Date does not occur on or before October 1, 2015 through no fault of Subtenant, then at Subtenant’s option, Subtenant may terminate this Sublease upon ten (10) days prior written notice to Sublandlord. Upon such termination, all prepaid Rent and the Security Deposit shall be promptly returned to Subtenant.

8. Notices:

Unless five (5) days' prior written notice is given in the manner set forth in this Section, the address of each party for all purposes connected with this Sublease shall be that address set forth below. The address for Master Landlord shall be as set forth in the Master Lease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection.

Sublandlord’s Address:	Finjan Holdings, Inc.
2000 University Ave., Suite 600
East Palo Alto, CA 94303
Attn: Chief Financial Officer

Subtenant’s Address:	Spectrum 28 Capital LLC
At the Subleased Premises
Attn: Lyon Wong

Except for the excluded sections set forth in Section 2.2, above, whenever any period for notice from “Tenant” to “Landlord” is specified under the Master Lease, or any period within which “Tenant” is required to do anything under the Master Lease, the period applicable to Subtenant’s obligation to give such notice to Sublandlord or to perform under this Sublease shall be five (5) days shorter than the corresponding period applicable to “Tenant” under the Master Lease (so that Sublandlord shall always have at least five (5) days within which to give its own notice or performance to Master Landlord, but in no event will Subtenant have less than two business (2) days to perform its monetary obligations under this Sublease); further, wherever any period for notice from “Landlord” to “Tenant” is specified under the Master Lease, Sublandlord shall similarly have an additional period of five (5) days after receipt thereof from Master Landlord within which to give notice to Subtenant under this Sublease.

9. Brokers:

The only Brokers involved in this Sublease are Newmark Cornish & Carey representing Subtenant and DTZ (formerly, Cassidy Turley) representing Sublandlord (“collectively, the Brokers”). Sublandlord agrees to pay all commissions due to Brokers arising out of the execution of this Sublease pursuant to Sublandlord’s separate agreement with such Brokers. Sublandlord and Subtenant agree to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions

{2779-0002/;2}

and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of claims asserted by any broker other than the Brokers claiming to have represented such party in connection with this Sublease. For clarity, the foregoing agreement to defend, indemnify and hold harmless applies to the party, i.e., the Sublandlord or Subtenant against whom the claim by the broker is made. The provisions of this article shall survive the expiration or earlier termination of the Sublease.

10. Compliance With Laws:

Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans With Disabilities Act of 1990 ("ADA")). Subtenant shall look solely to Master Landlord for performance of any repairs required to be performed by Master Landlord under the terms of the Master Lease, and if Master Landlord fails to perform any such repairs within thirty (30) days after Master Landlord has been requested to do so by Landlord, then Subtenant shall promptly notify Sublandlord of Master Landlord’s failure to perform. Subtenant shall be responsible for the installation and cost of any and all improvements, alterations or other work required to be performed on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part under applicable laws, including the Americans With Disabilities Act of 1990, as amended, which are required due to: (1) Subtenant’s particular manner of use (other than ordinary office use) of the Subleased Premises or any portion thereof; (2) any modifications, alterations or improvements to the Subleased Premises made by or for Subtenant; or (3) the negligence of or breach of this Sublease by Subtenant, its employees or agents. Compliance with the provisions of this Section 10 shall be a condition of Sublandlord granting its consent to any assignment or sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

11. Right to Cure Defaults:

If Subtenant fails to pay any sum of money to Sublandlord when due, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand. In addition, Subtenant shall pay to Sublandlord interest on all amounts due, at that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) two percent (2%) plus the “prime rate” reported in the Wall Street Journal as published closest prior to the date when due, or (ii) the maximum interest rate permitted by law (the "Interest Rate"), from the due date to and including the date of the payment, from the date of the expenditure until repaid.

{2779-0002/;2}

12. Default:

12.1    If one or more of the following events (“Event of Default”) occurs, such occurrence constitutes a breach of this Sublease by Subtenant (such events being in addition to, and superseding to the extent inconsistent with, the events of default set forth in the Master Lease):

12.1.1     Subtenant fails to pay when due any Rent due hereunder and such failure shall continue for three (3) days after written notice thereof from Sublandlord;

12.1.2 Subtenant fails to comply with any other provision of this Sublease in the manner and within the time required, and such failure continues for a reasonable time (but no later than ten [10] days) after written notice thereof from Sublandlord, provided that if such failure cannot be cured within such ten (10) day period, an Event of Default shall not be deemed to have occurred so long as Subtenant commences such cure within such ten (10) day period and diligently pursues such cure to completion, provided that an event of default (as set forth in the Master Lease) is not deemed to have occurred under the Master Lease;

12.1.3 Any other event occurs which involves Subtenant or the Subleased Premises and which would constitute an event of default under the Lease or Master Lease if it involved Landlord or Sublandlord, respectively, or the Subleased Premises;

12.1.4     The occurrence of an event of default under the Lease or Master Lease that is the result of any act or omission of Subtenant or any person claiming by, through or under Subtenant or any of their respective employees, Subtenants, licensees, agents, contractors and invitees (each, a “Subtenant Party”);

12.1.5 Any purported or attempted assignment of this Sublease or the Sublease Premises in contravention of this Sublease, the Lease or the Master Lease;

12.1.6 Subtenant or Guarantor (i) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (iv) takes action for the purpose of any of the foregoing;

12.1.7 A court or governmental authority of competent jurisdiction, without consent by Subtenant or Guarantor, as applicable, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant or Guarantor, as applicable, or if any such petition is filed against Subtenant or Guarantor, as applicable, and such petition is not dismissed within sixty (60) days; or

{2779-0002/;2}

12.1.8 This Sublease or any estate of Subtenant or Guarantor hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

12.2     Remedies: Upon the occurrence of an Event of Default, Sublandlord shall have, in addition to any other rights and remedies available to it under this Sublease and/or at law and/or in equity, any and all rights and remedies of Master Landlord set forth in Section 22 of the Master Lease as incorporated herein. All rights and remedies of Sublandlord herein enumerated shall be cumulative and none shall exclude any other right allowed by law or in equity and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

13. Parking and Signage:

During the Sublease Term, Subtenant shall have all parking and signage rights afforded to Sublandlord under the Lease; provided that the same shall be at Subtenant’s sole cost and expense.

14. Conditions Precedent:

This Sublease and Sublandlord’s and Subtenant's obligations hereunder are conditioned upon (i) execution of a Guaranty of Sublease by Sing Tao Newspapers San Francisco Ltd., a California corporation (“Guarantor”), in the form attached hereto as Exhibit C and made a part hereof; and (ii) the written consent of Landlord and Master Landlord to this Sublease. If Sublandlord has not obtained Master Landlord's and Landlord’s consent, upon terms and conditions acceptable to Sublandlord in its sole but reasonable judgment, within thirty (30) days after the date of Sublandlord's execution of this Sublease, Sublandlord or Subtenant may terminate this Sublease by giving the other party ten (10) days’ prior written notice, in which case this Sublease shall terminate on the day following the last day of the ten (10)-day notice period (unless Master Landlord’s and Landlord’s consent is obtained during such ten (10)-day period, in which case this Sublease shall remain in full force and effect), neither party shall have any further rights or obligations hereunder and Sublandlord shall return to Subtenant the prepaid rent and Security Deposit paid by Subtenant in connection with Subtenant’s execution hereof. The return of all sums paid by Subtenant to Sublandlord shall be Subtenant’s sole and exclusive remedy in the event of a termination pursuant to this Section, including, without limitation, a termination resulting from Sublandlord’s determination that any term or condition proposed by Master Landlord or Landlord to be included in a consent is unacceptable.

15. Miscellaneous.

This Sublease contains all of the covenants, conditions and agreements between Sublandlord and Subtenant concern the Subleased Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Subleased Premises, both oral and written. This Sublease shall in all respects be governed by and construed in accordance with the laws of the state in which the Subleased Premises are located. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. This Sublease may not be

{2779-0002/;2}

amended except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor. Any executed copy of this Sublease shall be deemed an original for all purposes. This Sublease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Sublandlord and Subtenant. The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Sublandlord or Subtenant. The captions used in this Sublease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. This Sublease may be executed in counterparts, all of which taken together as a whole, shall constitute one original document.

[Signature page follows.]

{2779-0002/;2}

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:

FINJAN HOLDINDS, INC.,		SPECTRUM 28 CAPITAL LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Michael D. Noonan	By:	/s/ Lyon Wong
Printed		Printed
Name:	Michael D. Noonan	Name:	Lyon Wong
Title:	Chief Financial Officer	Title:	General Partner

CONSENT OF LANDLORD

         Landlord hereby acknowledges receipt of a copy of this Sublease, and consents to this Sublease. By this consent, Landlord shall not be deemed in any way to have entered into the Sublease or to have consented to any further assignment or sublease.

Landlord:
Investor Growth Capital, Inc., a Delaware corporation

By: /s/ Michael V. Oporto
Printed Name: Michael V. Oporto
Title: Chief Financial Officer
Date: 19 August 2015

CONSENT OF MASTER LANDLORD

         Master Landlord hereby acknowledges receipt of a copy of this Sublease, and consents to this Sublease. By this consent, Master Landlord shall not be deemed in any way to have entered into the Sublease or to have consented to any further assignment or sublease.

Master Landlord:
Bohannon Development Company, a California corporation

By: /s/ Thomas T. Bohannon
Printed Name: Thomas T. Bohannon
Title: President and CEO
Date: August 21, 2015

{2779-0002/;2}